SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

OPENTABLE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-3374049
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

799 Market Street, 4th Floor
San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Common Stock, $0.0001 par value	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-157034

Securities to be registered pursuant to Section 12(g) of the Act:  Not Applicable

Item 1.  Description of Registrant’s Securities to be Registered.

The description of the Common Stock of OpenTable, Inc. (the “Registrant”) set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-157034) as originally filed with the Securities and Exchange Commission on January 30, 2009, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.

The following exhibits are filed herewith or are incorporated by reference as indicated below.

Exhibit Number	Description of Exhibit
3.1*	Restated Certificate of Incorporation of OpenTable, Inc., as currently in effect.
3.2†	Form of Restated Certificate of Incorporation of OpenTable, Inc. (effecting a 1-for-12.5 reverse stock split of OpenTable, Inc. common stock and preferred stock).
3.3†	Form of Amended and Restated Certificate of Incorporation of OpenTable, Inc., to be in effect upon completion of the offering.
3.4#	Bylaws of OpenTable, Inc., as currently in effect.
3.5†	Form of Amended and Restated Bylaws of OpenTable, Inc., to be in effect upon completion of the offering.
4.1†	Form of OpenTable, Inc.’s Common Stock Certificate.
4.2*	Amended and Restated Investor Rights Agreement, by and between OpenTable, Inc. and the investors listed on Exhibit A thereto, dated October 28, 2004.
4.3*	Warrant Agreement to purchase shares of Common Stock issued to Comdisco, Inc., dated August 3, 1999.
4.4*	Warrant Agreement to purchase shares of Common Stock issued to Comdisco, Inc., dated April 25, 2000.
4.5*	Warrant To Purchase shares of Series A Preferred Stock issued to Comerica Bank, dated June 6, 2003.
4.6*	Warrant to purchase shares of Common Stock issued to Deborah Meredith, dated March 5, 2007.

* Incorporated by reference to the identically numbered exhibit to the Registration Statement on Form S-1 of OpenTable, Inc. filed by OpenTable, Inc. on January 30, 2009 (File No. 333-157034).

† Incorporated by reference to the identically numbered exhibit to Amendment No. 4 to the Registration Statement on Form S-1 of OpenTable, Inc. filed by OpenTable, Inc. on May 6, 2009 (File No. 333-157034).

# Incorporated by reference to the exhibit numbered 3.3 to the Registration Statement on Form S-1 of OpenTable, Inc. filed by OpenTable, Inc. on January 30, 2009 (File No. 333-157034).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: May 14, 2009	OPENTABLE, INC.

	By:	/s/ Jeffrey Jordan
Name: Jeffrey Jordan
Title: Chief Executive Officer